As filed with the Securities and Exchange Commission
                               on August 3, 1999.
                              File No. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ________________________


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ________________________


                               VISTA EYECARE, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)
                               GEORGIA 58-1910859
                (STATE OR OTHER JURISDICTION OF (I.R.S. EMPLOYER
              INCORPORATION OR ORGANIZATION) IDENTIFICATION NUMBER)

                               296 GRAYSON HIGHWAY
                          LAWRENCEVILLE, GEORGIA 30045
                                 (770) 822-3600
     (ADDRESS AND TELEPHONE NUMBER OF ISSUER'S PRINCIPAL EXECUTIVE OFFICES)

               VISTA EYECARE, INC. 401(K) RETIREMENT SAVINGS PLAN
                            (FULL TITLE OF THE PLAN)

                             MITCHELL GOODMAN, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               296 GRAYSON HIGHWAY
                          LAWRENCEVILLE, GEORGIA 30045
                                 (770) 822-3600
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                             DAVID A. STOCKTON, ESQ.
                             KILPATRICK STOCKTON LLP
                           1100 PEACHTREE STREET, N.E.
                           ATLANTA, GEORGIA 30309-4530
                                 (404) 815-6500

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------

        TITLE OF SECURITIES                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM
          TO BE REGISTERED                   AMOUNT TO            OFFERING PRICE           AGGREGATE               AMOUNT OF
                                           BE REGISTERED           PER SHARE(1)          OFFERING PRICE        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock                             100,000 shares <F2>         $ 3.703125            $370,312.50             0102.95
Participation in Vista Eyecare,                 <F3>                      <F4>                   <F4>
Inc. 401(k) Retirement Savings Plan
--------------------------------------------------------------------------------------------------------------------------------

<F1> Determined in accordance  with Rule 457(h) under the Securities Act of
1933, based on $3.703125, the average of the high and low prices on the Nasdaq National Market System on July 26, 1999.
<F2> Pursuant to Rule 416, this Registration  Statement shall be deemed to cover any additional securities to be
offered or issued from stock splits, stock dividends, or similar transactions.
<F3> Pursuant to Rule 416(c) under the Securities Act of 1933, this  registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. (4) Not applicable.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The  following   documents  are   incorporated   by  reference   into  this
registration statement (the "Registration Statement") and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Registrant's Form 10-K dated April 1, 1999 for the fiscal year ended January 2, 1999 (Commission File Number 000-20001).

         (2) All other reports filed by the Registrant and the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 2, 1999.

         (3) The description of the Common Stock contained in the Registrant's registration statement on Form 8-A, filed under
                  Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         (4) All other documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The   Registrant's    Amended   and   Restated   Articles   of
Incorporation provide that no director will be personally liable to the Registrant or its shareholders for monetary damages for breach of duty of care or other duty owed to the Registrant as a director, except that such provision will only eliminate or limit the liability of a director to the extent permitted from time to time by the Georgia Business Corporation Code or any successor law or laws.

                  Article VII of the Bylaws of the Registrant authorizes indemnification of the Registrant's officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director. An officer or director may only be indemnified if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful. No officer or director who has been adjudged liable to the Registrant or adjudged liable for the improper receipt of a personal benefit is entitled to indemnification.

                  Any officer or director who has been wholly  successful on the merits or otherwise in defense of any proceeding to which he was a party, or in defense of any claim because of his official capacity is entitled to indemnification as to reasonable expenses by the Registrant as of right. All other determinations in respect of indemnification shall be made by either: (i) a majority vote of a quorum of directors not at the time parties to the proceeding, or if a quorum cannot be obtained, then by a majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; (ii) independent legal counsel selected in accordance with the Bylaws and at the request of the Board; or (iii) the holders of a majority of the Registrant's stock who at such time are entitled to vote for the election of directors.

                  The provisions of the Registrant's Bylaws on indemnification are consistent in all material respects with the laws of the State of Georgia, which authorize indemnification of corporate officers and directors.

                  The Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The exhibits included as part of this Registration Statement are as follows:

Exhibit Number                  Description

4.1 Relevant portions of the Amended and Restated Articles of Incorporation of Registrant, incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on January 6, 1999

4.2                          Relevant  portions  of  the  Amended  and  Restated
                             By-Laws of the Registrant, incorporated by reference to the Registrant's Registration Statement of Form S-1, File No. 33-46645, as filed with the Commission on March 25, 1992

4.3                          Vista   Eyecare,   Inc.   f/k/a   National   Vision
                             Associates, Ltd. 401(k) Retirement Savings Plan

23                           Consent of Arthur Andersen LLP

24 Power of Attorney (included in the Signature Page of this Registration Statement)

ITEM 9.  UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 3rd day of August, 1999.

                                            VISTA EYECARE, INC.

                                            By: /s/ James W. Krause
                                                 James W. Krause
                                                 Chief Executive Officer


                                                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Krause and Mitchell Goodman, Esq. as attorneys-in-fact, having the power of substitution, for them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 3, 1999.


/s/ James W. Krause                  Chairman of the Board and Chief Executive
 James W. Krause                     Officer and President (Principal Executive
                                     Officer)

/s/ Angus C. Morrison                Senior  Vice  President,   Chief  Financial
 Angus C. Morrison                   Officer and Treasurer (Principal Financial
                                     and Accounting Officer)

/s/ David I. Fuente                  Director
 David I. Fuente


/s/ Ronald J. Green                  Director
 Ronald J. Green


/s/ James E. Kanley                  Director
 James E. Kanaley


/s/ Campbell B. Lanier, III          Director
 Campbell B. Lanier, III


/s/ J. Smith Lanier, II              Director
 J. Smith Lanier, II

          Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, therewith duly authorized, in the City of Atlanta, State of Georgia, on August 3, 1999.

                             VISTA EYECARE, INC. f/k/a NATIONAL VISION ASSOCIATES 401(k) RETIREMENT SAVINGS PLAN

                             By:  Vista Eyecare, Inc., Plan Administrator



                             By: /s/ James W. Krause
                                James W. Krause, Chairman of the Board and Chief Executive Officer

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8



EXHIBIT NUMBER                     DESCRIPTION
--------------                     -----------
 4.1                                Relevant   portions   of  the   Amended  and
                                    Restated   Articles  of   Incorporation   of
                                    Registrant, incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on January 6, 1999

 4.2 Relevant portions of the Amended and Restated By-Laws of the Registrant, incorporated by reference to the Registrant's Registration Statement of Form S-1, File No. 33-46645, as filed with the Commission on March 25, 1992

 4.3 Vista Eyecare, Inc. f/k/a National Vision Associates, Ltd. 401(k) Retirement Savings Plan

 23                                 Consent of Arthur Andersen LLP

 24 Power of Attorney (included in the Signature Page of this Registration Statement)